Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, I, Stephen Pelletier, Senior Vice President of Pruco Life Insurance Company, hereby certify that the accompanying Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, containing the financial statements of Pruco Life Variable Contract Real Property Account (a separate account of Pruco Life Insurance Company) and The Prudential Variable Contract Real Property Partnership (the “Report”), fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pruco Life Variable Contract Real Property Account and The Prudential Variable Contract Real Property Partnership.

Date: August 13, 2014	/s/ Stephen Pelletier
Stephen Pelletier
Senior Vice President, performing the functions of the Principal Executive Officer as of the date of this Quarterly Report on Form 10-Q
Pruco Life Insurance Company

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.